UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 10, 2007, SBE, Inc., a Delaware corporation, completed the previously announced merger of its wholly-owned subsidiary, Cold Winter Acquisition Corporation (Merger Sub), with and into Neonode Inc., a Delaware corporation (Neonode) pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated January 19, 2007 and amended on May 16, 2007 (the Merger Agreement) entered into among SBE, Merger Sub and Neonode.  As a result of the merger, SBE changed its name to Neonode Inc. and the newly-acquired wholly-owned subsidiary, formerly known as Neonode Inc., changed its name to Cold Winter, Inc. (Cold Winter). The stockholders of Neonode (formerly SBE) approved the transaction in a special meeting of stockholders held on August 10, 2007. Following the closing of the merger, the business and operations of Cold Winter prior to the merger will become the primary business and operations of the newly-combined company. The newly-combined company's headquarters will be in Stockholm, Sweden. Unless the context otherwise requires, all references herein to “Neonode” refer to Neonode and its wholly-owned subsidiaries after the effective time of the merger.

Merger Consideration

In exchange for the 5.8 million outstanding shares of Cold Winter common stock and the assumption of outstanding options and warrants to purchase an additional 7.9 million shares of Cold Winter common stock, Neonode issued approximately 20.4 million shares of its common stock. As of the closing of the Merger, former Cold Winter stockholders, option holders and warrant holders owned approximately 90.5% of Neonode common stock on a fully-diluted basis and the stockholders, option holders and warrant holders of Neonode prior to the merger owned approximately 9.5% of Neonode common stock on a fully-diluted basis. The securities offered in the merger were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neonode’s common stock is expected to continue trading on the Nasdaq Capital Market and is anticipated to started trading under the new ticker symbol “NEON” on August 13, 2007.

Board of Directors and Officers

John Reardon, a member of the Neonode’s board of directors, was named as a member of the board of directors of Cold Winter in May 2007. He was not a member of Cold Winter’s board of directors at the time the Merger Agreement was negotiated and executed by the parties. Mr. Reardon will continue as a member of the Neonode’s board of directors. Mr. David Brunton, Neonode’s Chief Financial Officer, will continue as the Chief Financial Officer of Neonode. Pursuant to the terms of the Merger Agreement, and as described in the definitive proxy statement filed by Neonode with the Securities and Exchange Commission on July 3, 2007 (the Definitive Proxy Statement), all other employees, officers and directors of Neonode resigned or were terminated effective as of the closing of the merger.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to Merger Agreement, which are filed as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 above is hereby incorporated into this Item 3.02 by reference. The Neonode common stock, and options and warrants to purchase Neonode common stock, issued to the former holders of Cold Winter common stock and options and warrants to purchase Cold Winter common stock in connection with the merger were issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder. Neonode relied upon representations, warranties, certifications and agreements of such holders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.

Item 5.01. Change in Control of Registrant

Reference is made to Items 2.01 and 5.02 of this Current Report on Form 8-K, which is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to Item 2.01 of this Current Report on Form 8-K, which is hereby incorporated into this Item 5.02 by reference.

Board of Directors and Committees of the Board of Directors

Effective as of the closing of the merger, the Neonode board of directors of is now comprised of the following individuals:

Serving until the 2008 Annual Meeting of Stockholders:

Magnus Goertz and Johan Ihrfelt

Serving until the 2009 Annual Meeting of Stockholders:

Susan Major and Per Bystedt

Serving until the 2010 Annual Meeting of Stockholders:

John Reardon and Mikael Hagman

Messrs. Ihrfelt and Reardon and Ms. Major, each of whom is deemed to be an independent director, will serve on the audit committee of the board of directors. Mr. Reardon will serve as chair of the audit committee. Messrs. Ihrfelt and Reardon and Ms. Major will also serve on the compensation and nominating and corporate governance committees of the board of directors. Ms. Major will serve as chair of the compensation committee and Mr. Ihrfelt will serve as chair of the nominating and corporate governance committee. Prior to the merger, each of Mr. Reardon and Ms. Major received options to purchase 50,000 shares of Cold Winter common stock and Mr. Ihrfelt received options to purchase 5,000 shares of Cold Winter common stock in consideration of their services on the Cold Winter board of directors. Effective as of the closing of the merger, these options were converted into options to purchase 176,595 shares of Neonode common stock with respect to Mr. Reardon and Ms. Major and 17,659 with respect to Mr. Ihrfelt. Other than as set forth in this current report on Form 8-K, there are no other plans, contracts or arrangements between Neonode and the members of its board of directors.

Executive Officers

Effective as of the closing of the merger, Mikael Hagman was appointed as Neonode’s Chief Executive Officer and President, replacing Gregory Yamamoto as Neonode’s principal executive officer. A description of Mr. Hagman’s business background can be found in the Definitive Proxy Statement beginning on page 89 in the section entitled “Directors and Executive Officers of SBE Following the Merger,” which is incorporated herein by reference.

On November 30, 2006, Mr. Hagman entered into an employment agreement with Cold Winter in respect of his position as chief executive officer of Cold Winter effective March 5, 2007. Neonode intends to assume the obligations of Cold Winter under this agreement. Under the agreement, Mr. Hagman is entitled to (i) an annual base salary of 1,560,000 SEK, or approximately $232,000 USD, (ii) an annual bonus in an amount not to exceed his annual base salary, and (iii) an option to purchase 286,944 Neonode common shares over a period of four years. Mr. Hagman may terminate his employment only upon six months notice. Mr. Hagman may be terminated from his position as chief executive officer only upon one year of notice to Mr. Hagman unless Mr. Hagman neglects his statutory or contractual obligations as chief executive officer in which case he may be dismissed without notice. If Mr. Hagman is terminated for any reason other than neglect of statutory or contractual obligations or Mr. Hagman terminates his employment as a result of a breach by the company of the employment agreement, Mr. Hagman is entitled to continue to receive his annual base salary for a period of one year or until such earlier time as he accepts other employment. Mr. Hagman’s employment agreement also contains a non-competition provision which provides that Mr. Hagman will not compete directly or indirectly with the business activities of the company for a period of 12 months following termination of his employment. Each breach by Mr. Hagman of the non-competition provision would entitle the company to a penalty payment of 500,000 SEK, approximately $74,000, and any additional damages the company suffered as a result of the breach. Mr. Hagman’s employment agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Equity Incentive Plan
At the special meeting of stockholders held on August 10, 2007, the stockholders of Neonode prior to the merger, upon the recommendation of the Neonode board of directors in office prior to the merger, approved, among other items, an amendment to the Neonode Inc. 2006 Equity Incentive Plan (the 2006 Plan) to increase the number of shares authorized for issuance under the 2006 Plan to an aggregate total of 1,300,000 shares of Neonode common stock.

A more detailed description of the 2006 Plan, and the amendments thereto, is contained in the Definitive Proxy Statement under the heading "Proposal 2—Approval of Option Plan Increase" and such description is incorporated herein by reference.

A copy of the 2006 Plan and the Purchase Plan is attached hereto as Exhibits 10.2 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the merger, on August 10, 2007, Neonode amended its Certificate of Incorporation to (i) change its name to Neonode Inc. and (ii) increase the authorized shares of its common stock from 25,000,000 to 40,000,000.

Item 8.01. Other Events.

On July 31, 2007, Cold Winter entered into a Note Purchase Agreement, as amended on August 1, 2007, with certain investors pursuant to which the investors agreed to loan up to $4,000,000 to Cold Winter for working capital purposes, referred to in this report as the loan. The loan is evidenced by Senior Secured Notes (referred to in this report as the Notes), that are repayable on December 31, 2007, bear an interest rate of 8% per annum and are secured by all of Cold Winter’s stock in Neonode AB, its operating subsidiary. Pursuant to the terms of the Notes, upon consummation of the merger, the rights to convert the Notes became enforceable against Neonode. If Neonode completes an offering of its securities with gross proceeds aggregating at least $5,000,000, such financing referred to as a qualified financing, prior to December 31, 2007, the principal and interest due under the Notes may be converted at the option of the investors into the securities sold in the qualified financing. If no qualified financing is completed by December 31, 2007, the principal and interest due under the notes may be converted at the option of the investor into Neonode securities on substantially the same terms as Cold Winter’s outstanding notes issued on February 28, 2006, November 20, 2006, January 22, 2007 and June 4, 2007, which notes were converted in the merger.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required audited financial statements of Cold Winter as of and for the years ended December 31, 2006, 2005 and 2004 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

The required unaudited interim financial statements of Cold Winter as of and for the three months ended March 31, 2006 and 2005 are attached hereto as Exhibit 99.3 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information.

The required pro forma financial information as of and for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006 is attached hereto as Exhibit 99.4 and is incorporated in its entirety herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1 (1)	Agreement and Plan of Merger and Reorganization, dated January 19, 2007, by and among SBE, Inc., Neonode Inc. and Cold Winter, Inc.*
2.2 (2)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated May 18, 2007, by and among SBE, Inc., Neonode Inc. and Cold Winter, Inc.
3.1	Certificate of Amendment of Certificate of Incorporation, dated August 10, 2007.
10.1	Employment Agreement between Neonode Inc. and Mikael Hagman, dated November 30, 2006.
10.2	Neonode Inc. 2006 Equity Incentive Plan, as amended.
99.1	Press Release, dated August 10, 2007, entitled “SBE and Neonode Announce Closing of Merger.”
99.2	Consolidated audited financial statements of Cold Winter, Inc. as of and for the years ended December 31, 2006, 2005 and 2004 and Report of Independent Auditors therein.
99.3	Consolidated unaudited interim financial statements of Cold Winter, Inc. as of and for the three months ended March 31, 2007 and 2006.
99.4	Pro forma financial information as of and for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006.

(1)	Previously filed as an exhibit to Neonode’s Current Report on Form 8-K filed on January 22, 2007.

(2)	Previously filed as an exhibit to Neonode’s Current Report on Form 8-K filed on May 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 10, 2007

Neonode Inc.
By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1 (1)	Agreement and Plan of Merger and Reorganization, dated January 19, 2007, by and among SBE, Inc., Neonode Inc. and Cold Winter, Inc.*
2.2 (2)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated May 18, 2007, by and among SBE, Inc., Neonode Inc. and Cold Winter, Inc.
3.1	Certificate of Amendment of Certificate of Incorporation, dated August 10, 2007.
10.1	Employment Agreement between Neonode Inc. and Mikael Hagman, dated November 30, 2006.
10.2	Neonode Inc. 2006 Equity Incentive Plan, as amended.
99.1	Press Release, dated August 10, 2007, entitled “SBE and Neonode Announce Closing of Merger.”
99.2	Consolidated audited financial statements of Cold Winter, Inc. as of and for the years ended December 31, 2006, 2005 and 2004 and Report of Independent Auditors therein.
99.3	Consolidated unaudited interim financial statements of Cold Winter, Inc. as of and for the three months ended March 31, 2007 and 2006.
99.4	Pro forma financial information as of and for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006.